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                                                                  EXECUTION COPY



                                                                 EXHIBIT 10.2(b)


                           FIRST AMENDED AND RESTATED
                            MUTUAL SERVICES AGREEMENT

         THIS FIRST AMENDED AND RESTATED MUTUAL SERVICES AGREEMENT (this "Agreement") is made as of the 21st day of December, 2000 by and between Charter Communications, Inc., a Delaware corporation ("CCI"), Charter Investment, Inc., a Delaware corporation ("CII"), and Charter Communications Holding Company, LLC, a Delaware limited liability company ("CCHC").

                                    RECITALS

         A. CII and CCI are parties to that certain Mutual Services Agreement dated as of [November 12], 1999, as amended by Amendment No. 1 to the Mutual Services Agreement by and between CCI and CII, dated as of June 30, 2000 (as so amended, the "Original Agreement") providing for among other things the availability of officers and employees of each of CCI and CII to the other to provide certain services.

         B. CCI is the sole manager of CCHC. CCI is a party to a series of Management Agreements, including with CCHC, pursuant to which it manages the Cable Systems owned by the subsidiaries of CCHC (the "Cable Systems").

         C. The parties intend that the common law employees of CII shall become the common law employees of CCHC on or about January 1, 2001.

         D. CCI and CII desire to amend and restate in its entirety the Original Agreement in order to add CCHC as a party and to effect certain other changes as necessary to reflect the transfer of employees described in recital C and to maintain the services necessary to operate the Cable Systems.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Services. Each of the parties hereto agrees to provide such rights and services to the one or both of the others as may be reasonably requested in order for CCI to manage CCHC and to manage and operate the Cable Systems, including but not limited to:

              (a) assistance by management and employees of either party to the other party;
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              (b) use by CCI of such office space, administrative and support facilities and other rights and services as CCI may reasonably request; and

              (c) review, consultation and advice by any party to any other party with respect to the management and operations of the Cable Systems.

         2. Term. The term of this Agreement shall be until November 12, 2009, commencing on the Effective Date. This Agreement may be terminated at any time by any of the parties upon thirty days' written notice to the other parties.

         3. Effective Date. This Agreement shall become effective only upon the date of transfer of CII's employees to CCHC (the "Effective Date").

         4. Payments. CCHC may request reimbursement by CCI of all or any portion of expenses and costs incurred with respect to the services provided hereunder, including without limitation, wages, salaries, payroll taxes and other labor costs. CCI will promptly reimburse any such requested amounts.

         5. Indemnity. Each party shall indemnify and hold harmless the other party and its directors, officers and employees from and against any and all claims that may be made against any of them in connection with this Agreement except due to its or their gross negligence or willful misconduct.

         6. Notices. All notices, demands, requests or other communications required or that may be given under this Agreement shall be in writing and shall be given to the other party by personal delivery, overnight air courier (with receipt signature) or facsimile transmissions (with confirmation of transmission) sent:

                   If to CII:

                   Charter Investment, Inc.
                   12444 Powerscourt Drive, Suite 400
                   St. Louis, Missouri 63131
                   Attention: Jerald L. Kent
                   Fax: 314-965-8793

                   If to CCI:

                   Charter Communications, Inc.
                   12444 Powerscourt Drive, Suite 400
                   St. Louis, Missouri 63131
                   Attention: Jerald L. Kent
                   Fax: 314-965-8793
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                   If to CCHC:

                   Charter Communications Holding Company, LLC
                   12444 Powerscourt Drive, Suite 400
                   St. Louis, Missouri 63131
                   Attention: Jerald L. Kent
                   Fax: 314-965-8793

         7. Governing Law. This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to the choice of law principals thereof.

         8. Further Assurances. Each of the parties to this Agreement agrees to execute and deliver such other documents and to take such other action as may be necessary or convenient to consummate the purposes and subject matter of this Agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written and effective as of the Effective Date.

                                       CHARTER INVESTMENT, INC.,
                                       a Delaware corporation


                                       By: /s/ Curtis S. Shaw
                                           -------------------------------
                                            Name:  Curtis S. Shaw
                                            Title: Senior Vice President,
                                                   General Counsel and
                                                   Secretary


                                       CHARTER COMMUNICATIONS, INC.,
                                       a Delaware corporation


                                       By: /s/ Curtis S. Shaw
                                           -------------------------------
                                            Name:  Curtis S. Shaw
                                            Title: Senior Vice President,
                                                   General Counsel and
                                                   Secretary

                                       CHARTER COMMUNICATIONS
                                       HOLDING COMPANY, LLC,
                                       a Delaware limited liability company

                                       By: /s/ Curtis S. Shaw
                                           -------------------------------
                                            Name:  Curtis S. Shaw
                                            Title: Senior Vice President,
                                                   General Counsel and
                                                   Secretary